Exhibit 5.1
May 17, 2006
Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004
Ladies and Gentlemen:
     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an unspecified amount of (a) debt securities (“Debt Securities”), which may consist of (i) senior debt securities to be issued under the indenture (the “Senior Indenture”) referred to as Exhibit 4.10 to the Registration Statement or (ii) subordinated debt securities to be issued under the indenture (the “Subordinated Indenture”) referred to as Exhibit 4.13 to the Registration Statement; (b) preferred stock (“Preferred Stock”); and (c) common stock (“Common Stock”), in each case to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 under the Securities Act. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Debt Securities, the Preferred Stock and the Common Stock may be referred to hereinafter, collectively, as the “Securities.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In our capacity as such counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the “Prospectus”). We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed

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May 17, 2006

that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to the Debt Securities, after (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of such Debt Securities, the terms of the offering of the Debt Securities and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the Federal Energy Regulatory Commission (the “FERC”) pursuant to the Federal Power Act, have been obtained, then when (i) any supplemental indenture or other instrument under the Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities has been duly executed and delivered by the Company and the trustee named therein, (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and (iii) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture, the Debt Securities will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.
     2. With respect to the Preferred Stock, after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering of the Preferred Stock and related matters in accordance with the Articles of Incorporation of the Company and Arizona law, including the execution, acknowledgement, and filing with the Arizona Corporation Commission of an amendment to the Company’s Articles of Incorporation in the form of a statement pursuant to Arizona Revised Statutes Section 10-602, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the FERC pursuant to the Federal Power Act, have been obtained, then when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any

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relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, the Articles of Incorporation of the Company and Arizona law, and the consideration therefor has been received by the Company, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.
     3. With respect to the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities), after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters in accordance with the Articles of Incorporation of the Company and Arizona law, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the FERC pursuant to the Federal Power Act, have been obtained, then when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, the Articles of Incorporation of the Company and Arizona law, and the consideration therefor has been received by the Company, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
     We are members of the bar of the State of Arizona. The opinions expressed herein are limited solely to the laws of the State of Arizona and the Federal laws of the United States of America (except that we express no opinion as to Arizona securities or blue sky laws) and we express no opinion on the laws of any other jurisdiction. We note that the Indentures will be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof. In so far as this opinion relates to matters which are governed by the laws of the State of New York, we have relied solely upon the opinion of Pillsbury Winthrop Shaw Pittman LLP addressed to you of even date herewith, which is being filed as an exhibit to the Registration Statement, and our opinion is subject to any additional qualifications and assumptions with respect thereto stated in such opinion of Pillsbury Winthrop Shaw Pittman LLP.
     The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal

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     Opinions” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Snell & Wilmer L.L.P